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                                                                   EXHIBIT 10.14

                                SECOND AMENDMENT
                       TO FINISHED GOODS SUPPLY AGREEMENT
                                 (CORE PRODUCTS)

         This Second Amendment (this "Second Amendment") to the Finished Goods Supply Agreement (Core Products) dated the 29th day of March, 2000, between Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson"), and Halsey Drug Co., Inc., a New York corporation ("Halsey") (the "Original Core Products Agreement"), as amended pursuant to that certain Amendment and Supplement No. 1 to Finished Goods Supply Agreement (Core Products) dated as of August 8, 2001, (the "First Amendment" and collectively with the Original Core Products Agreement, the "Core Products Agreement"), is made as of this 20th day of December, 2002.

                                    RECITALS

         A. Watson and Halsey entered into the Original Core Products Agreement pursuant to which Halsey (or its appropriate Affiliates) agreed to supply and Watson (or its appropriate Affiliates) agreed to purchase the Commercial Products.

         B. Pursuant to Section 2.6 of the Original Core Products Agreement Watson made certain minimum quarterly payments to Halsey for Commercial Products (the "Minimum Payments").

         C. The Minimum Payments made by Watson exceeded the aggregate purchase price of the Commercial Products supplied by Halsey, resulting in a credit to Watson for excess Minimum Payments of $4,402,682.60 through and including the quarter ended December 31, 2000 (the "Core Products Credit Amount").

         D. Watson and Halsey entered into the First Amendment to, among other things, (i) agree upon the Core Products Credit Amount, (ii) reduce Watson's minimum quarterly payments to Halsey and (iii) provide for the application of the Core Products Credit Amount against future purchases of Commercial Products from Halsey, and for the repayment by Halsey of the remaining balance of the Core Products Credit Amount in equal monthly installments in October and November 2002.

         E. Watson and Halsey are parties to a certain Loan Agreement dated as of March 29, 2000, as amended by that certain Amendment to Loan Agreement dated as of March 31, 2000 (as so amended, the "Loan Agreement") pursuant to which Watson has made a term loan to Halsey in the principal amount of $17,500,000 (the "Loan").

         F. Watson and Halsey propose to amend the Loan Agreement pursuant to a certain Second Amendment to Loan Agreement dated as of even date providing, among other items, for the inclusion of the current balance of the Core Products Credit Amount
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as of the date hereof of $3,901,331 (the "Core Products Rollover Amount") in the
principal amount of the Loan.

         G. Watson and Halsey desire to amend the Core Products Agreement to reflect the inclusion of the Core Products Rollover Agreement in the Loan.

         In consideration of the foregoing premises, and the mutual covenants and obligations set forth herein, Halsey and Watson hereby agree as follows:

         1. Definitions. All capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Core Products Agreement.

         2. Section 2.7 of the Agreement is hereby deleted in its entirety and the following inserted in its place:

                  "2.7 Credits. Halsey acknowledges that as of December 20, 2002, Watson has paid to Halsey an aggregate of $3,901,331 in excess of the aggregate purchase price of Commercial Products supplied by Halsey to Watson under the Agreement (the "Core Products Rollover Amount"). Watson and Halsey acknowledge and agree that effective as of December 20, 2002 (i) the Core Products Rollover Amount shall be included in the Loan (as defined in the Second Amendment hereto) and subject to the terms and provisions of the principal amount of the Loan Agreement (as defined in the Second Amendment hereto), and
                  (ii) except for its obligations under the Loan, Halsey shall have no further liability to Watson for the Core Products Rollover Amount."

         3. Surviving Provisions. Watson and Halsey agree that except as expressly modified herein all provisions of the Core Products Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their respective duly authorized officers as of the date first above written.

                                        WATSON PHARMACEUTICALS, INC.

                                        By:__________________________________
                                            Name:____________________________
                                            Title:___________________________

                                        HALSEY DRUG CO., INC.

                                        By:__________________________________
                                            Name: Michael Reicher
                                            Title: Chief Executive Officer

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